EXHIBIT 99.1

Filed by Millennium Bankshares Corporation
Pursuant to Rule 425
under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject company: Millennium Bankshares Corporation
Commission File No.: 000-49611

FOR IMMEDIATE RELEASE
June 10, 2005

MILLENNIUM BANKSHARES CORPORATION TO ACQUIRE
ALBEMARLE FIRST BANK

Reston, VA and Charlottesville, VA, June 10, 2005 — Millennium Bankshares Corporation (Nasdaq SmallCap Market “MBVA”) and Albemarle First Bank (Nasdaq SmallCap Market “AFBK”) announced today a definitive agreement wherein Albemarle First Bank will be combined with Millennium Bankshares in a transaction valued at approximately $29 million.

Albemarle First Bank has three branches in the Charlottesville MSA with $125 million in total assets as of March 31, 2005. Millennium Bankshares has seven branches with total assets of $425 million as of March 31, 2005. Upon consummation of the acquisition, the combined organization expects to have over $550 million in total assets.

Carroll C. Markley, Chairman, President, and CEO of Millennium Bankshares, stated “Entering the Charlottesville market area through this partnership will result in a community bank franchise that serves three of Virginia’s most dynamic markets. Millennium Bankshares will serve the Reston/Washington DC, Richmond, and Charlottesville communities with ten existing and three planned full service branches. We will also evaluate future branch expansion opportunities in the Charlottesville market area to ensure that Albemarle First Bank provides quality service to our customers in this growing community.”

Tom Boyd, President and CEO of Albemarle First Bank, stated “We are very excited to have a partner in Millennium Bankshares, a fine Virginia bank holding company that really believes in the traditional community banking concept. As part of a two-bank holding company, Albemarle First Bank will have some exciting new savings and consumer products to offer customers. Additionally, with a larger capital base, we will have a much higher lending limit to any one borrower and we will be able to service the credit needs of more of our customers. Additional capital will also allow us to expand in our community with more branches”, Boyd said. He continues, “Albemarle First will retain its name and local charter and continue to serve Charlottesville, Albemarle County, Greene County and the surrounding areas. Customers will be working with nearly all of the same people they have come to know at our Albemarle First branches.”

Mr. Markley continued “Bringing Albemarle First Bank into our holding company is a significant first step in the execution of our recently adopted strategic plan to better serve Virginia’s growing communities. We believe that the Charlottesville community and Albemarle First Bank’s customers and employees will benefit from our plans to invest in the expansion of the bank and our presence in the Charlottesville area. We are delighted that Tom Boyd will continue in his current role as President and CEO of Albemarle First Bank and that he and his local board of directors will continue to lead our efforts in this growing community. Charlottesville is an important part of our plans to deliver quality customer service to the businesses and consumers in Virginia”.

Under the terms of the definitive agreement, shareholders of Albemarle First Bank will receive, for each share of Albemarle First Bank common stock they own, a number of shares of Millennium Bankshares common stock with an aggregate market value equal to $15.82 per share or $15.82 in cash, subject to the limitation that no more than 50% of the total consideration will be in the form of cash. Shareholders of Albemarle First Bank may elect to receive Millennium Bankshares common stock, cash, or a combination of common stock and cash for their shares of Albemarle First Bank common stock, subject to pro ration in the event the aggregate cash elections exceed the 50% maximum.

The actual number of shares of Millennium Bankshares common stock to be issued in the transaction for each share of Albemarle First Bank will be determined based upon the average closing prices of Millennium Bankshares over a period of time preceding the closing of the transaction and, subject to certain exceptions described in the definitive agreement, will not exceed 2.2600 or be less than 1.8833 shares of Millennium Bankshares common stock for each share of Albemarle common stock. The $29 million transaction value includes the assumption by Millennium Bankshares of all outstanding Albemarle First Bank stock options and assumes that all warrants to acquire Albemarle First Bank common stock that are currently outstanding will be exercised prior to the closing of the transaction.

The merger is expected to close in the fourth quarter of 2005. The combination is expected to be non-dilutive to Millennium earnings per share in 2005 and accretive in 2006. The acquisition has been approved by the boards of directors of both companies and is subject to the approval of both companies’ shareholders as well as customary regulatory approvals.

FTN Midwest Securities served as financial advisor and Lewis, Rice & Fingersh, LC served as legal advisor to Millennium Bankshares Corporation. Anderson & Strudwick, Inc. acted as financial advisor and Troutman Sanders LLP acted as legal advisor to Albemarle First Bank.

Information about Millennium Bankshares and Albemarle First Bank

In connection with the proposed acquisition of Albemarle First Bank by Millennium Bankshares, Millennium Bankshares will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Millennium Bankshares’ common stock to be issued to the shareholders of Albemarle First Bank. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of Albemarle First Bank seeking their approval of the proposed transaction and to the shareholders of Millennium Bankshares seeking their approval of an amendment to Millennium Bankshares’ articles of incorporation to increase the number of its authorized shares of common stock and approving the issuance of shares of Millennium Bankshares to the shareholders of Albemarle First Bank as required by the rules and regulations of the Nasdaq SmallCap Market.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MILLENNIUM BANKSHARES CORPORATION, ALBEMARLE FIRST BANK AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Millennium Bankshares Corporation, 1601 Washington Plaza, Reston, Virginia 20190, Attention: Investor Relations (telephone number (703) 464-0100) or Albemarle First Bank P.O. Box 7704, Charlottesville Virginia 22906, Attention: Thomas M. Boyd, Jr. (telephone number (434) 973-1664).

The directors, executive officers, and certain other members of management of Millennium Bankshares and Albemarle First Bank may be soliciting proxies in favor of the transaction from the companies’ respective shareholders. For information about Millennium Bankshares’ directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by Millennium Bankshares, which is available on its web site and at the address provided in the preceding paragraph.

Forward-Looking Statements

This news release contains comments and information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding, among other things, the anticipated closing date of the transaction, the expected pro forma effect of the transaction on the earnings per share of Millennium

Bankshares, and plans and objectives of Millennium Bankshares’ management for future operations of the combined organization following consummation of the transaction. These forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in these forward-looking statements. Factors that might cause such a difference include: the ability of the companies to obtain the required shareholder or regulatory approvals for the transaction; the ability of the companies to consummate the transaction; the ability to successfully integrate the companies following the transaction; a material adverse change in the financial condition, results of operations or prospects of either company; the ability to fully realize the expected cost savings and revenues or the ability to realize them on a timely basis; the risk of borrower, depositor and other customer attrition after the transaction is completed; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Millennium Bankshares with the Securities and Exchange Commission. Millennium Bankshares and Albemarle First Bank undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.